NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, Illinois 60601-5382, 312/346-8100
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For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             Leslie Loyet
Chairman & CEO                          Analysts/Investors
(312) 346-8100                          (312) 640-6672
                                        lloyet@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:
Tim Grace
Media Inquiries
(312) 640-6667
tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                 NYSE: ORI
THURSDAY, JANUARY 26, 2006


                   OLD REPUBLIC REPORTS HIGHER FOURTH QUARTER
                   AND FULL YEAR NET OPERATING AND NET INCOME

                     Each Major Segment Shows Profit Growth

------------------------------------------------------------------------------------------------------------------
                              Financial Highlights
              (unaudited; amounts in millions except share data and
       percentages; all per-share amounts are shown on a diluted basis and have been restated retroactively to reflect all stock dividends declared through December 31, 2005.)

------------------------------------------------------------------------------------------------------------------

                                         Quarters Ended December 31,            Years Ended December 31,
                                        2005       2004       Change          2005         2004        Change
                                  ------------------------------------------------------------------------------
 Total Revenues                      $1,025.9     $921.8       11.3%       $3,805.9      $3,491.6        9.0%
 Net Operating Income                $  116.8     $ 83.9       39.2%       $  509.1 *    $  404.1       26.0%
 Net Income                          $  143.1     $100.4       42.5%       $  551.4 *    $  435.0       26.8%
 Diluted Earnings Per Share:
   Net Operating Income              $   0.50     $ 0.36       38.9%       $   2.19 *    $   1.75       25.1%
   Net Income                        $   0.61     $ 0.43       41.9%       $   2.37 *    $   1.89       25.4%

*Includes non-recurring income tax and related accumulated interest recovery of
 $45.9 after tax, or 20 cents per share.
------------------------------------------------------------------------------------------------------------------

CHICAGO--January 26, 2006--Old Republic International Corporation (NYSE: ORI), today reported continued growth in consolidated revenues, as well as net operating and net income for the fourth quarter and all of 2005. The company saw higher premiums and fees as well as greater pretax operating income for its three main segments: General, Mortgage Guaranty and Title Insurance.

Net operating and net income for 2005 includes a non-recurring recovery of income taxes and related accumulated interest of $57.9 million ($45.9 million net of tax or 20 cents per share). The recovery, received early in the year, stems from a favorable resolution of the Company's claim for a permanent Federal income tax refund applicable to the three years ended December 31, 1990.

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
Old Republic International Corporation
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Consolidated  pretax  earnings  for 2004  were  adversely  affected  by  certain non-recurring expenses of $38.3 million consisting of: stock option compensation charges of $5.6 million, representing the expense of a vesting acceleration of stock option costs; title litigation settlement costs of $22.2 million; and a write down of $10.5 million for previously deferred life insurance acquisition costs. The post-tax effect of these 2004 charges was $29.0 million, or 13 cents per share.

Consolidated Results

The major components of Old Republic's consolidated operating revenues and income were as follows for the periods shown:

                                                             ($ in millions except share data)
                                           -----------------------------------------------------------------
                                                   Quarters Ended                      Years Ended
                                                    December 31,                       December 31,
                                           ------------------------------     ------------------------------
                                             2005       2004      Change        2005       2004      Change
                                           --------   --------   --------     --------   --------   --------
Operating revenues:
  General insurance                        $  511.1   $  480.7       6.3%     $2,017.6   $1,822.5      10.7%
  Mortgage guaranty                           129.4      123.2       5.1         516.0      489.9       5.3
  Title insurance                             313.2      272.0      15.1       1,108.6    1,051.8       5.4
  Corporate and other                          31.7       20.5                    98.6       79.3
                                           --------   --------   --------     --------   --------   --------
    Total                                  $  985.5   $  896.6       9.9%     $3,741.0   $3,443.7       8.6%
                                           ========   ========   ========     ========   ========   ========
Pretax operating income (loss):
  General insurance                        $   91.1   $   88.0       3.5%     $  350.0   $  333.0       5.1%
  Mortgage guaranty                            55.2       53.8       2.6         243.7      224.5       8.6
  Title insurance                              22.3       (2.8)    870.7          88.7       62.5      41.9
  Corporate and other                           2.3      (11.0)                    (.1)     (17.2)
                                           --------   --------   --------     --------   --------   --------
    Sub total                                 171.0      128.0      33.7         682.4      602.9      13.2
                                           --------   --------   --------     --------   --------   --------
Realized investment gains (losses):
  From sales                                   43.1       30.4                    74.1       53.2
  From impairments                             (2.7)      (5.2)                   (9.2)      (5.2)
                                           --------   --------                --------   --------
    Net realized gains                         40.3       25.2                    64.9       47.9
                                           --------   --------   --------     --------   --------   --------
Consolidated pretax income                    211.4      153.2      38.0         747.3      650.9      14.8
                                           --------   --------   --------     --------   --------   --------
    Income taxes                               68.3       52.7      29.5         195.9      215.9      (9.3)
                                           --------   --------   --------     --------   --------   --------
Net income                                 $  143.1   $  100.4      42.5%     $  551.4   $  435.0      26.8%
                                           ========   ========   ========     ========   ========   ========

Consolidated underwriting ratio:
    Benefits and claims ratio                 42.1%      42.5%                   43.3%      42.0%
    Expense ratio                             47.4       50.3                    45.2       47.3
                                           --------   --------                --------   --------
      Composite ratio                         89.5%      92.8%                   88.5%      89.3%
                                           ========   ========                ========   ========

Components of diluted earnings per share:
  Net operating income before
    non-recurring income tax
    benefit                                $   0.50   $   0.36      38.9%     $   1.99   $   1.75      13.7%
  Non-recurring income tax benefit               -          -                      .20         -
                                           --------   --------   --------     --------   --------   --------
  Net operating income                         0.50       0.36      38.9          2.19       1.75      25.1
    Net realized investment gains              0.11       0.07                    0.18       0.14
                                           --------   --------   --------     --------   --------   --------
  Net income                               $   0.61   $   0.43      41.9%     $   2.37   $   1.89      25.4%
                                           ========   ========   ========     ========   ========   ========

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Old Republic International Corporation
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Consolidated  results are provided in terms of both  operating and net income to highlight the effect of investment gain or loss recognition on period-to-period comparisons. Recognition of such gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors.

During the final quarters of 2005 and 2004, the Company liquidated approximately 55 percent and 50 percent, respectively, of its then actively managed equity investment portfolios. As a result, above average net realized investment gains of $40.3 million and $25.2 million, respectively, were registered in these periods. A significant portion of the sales proceeds were redirected toward index-style investment portfolios. Approximately 87 percent and 40 percent of total equity investments at December 31, 2005, and 2004, respectively, were committed to such indexed portfolios, and the remaining 13 percent and 60 percent, respectively, represented actively managed equity investment holdings.

General Insurance Results

Key indicators of Old Republic's General Insurance performance follow:

                                                                 ($ in millions)
                                    ------------------------------------------------------------------------
                                             Quarters Ended                           Years Ended
                                              December 31,                            December 31,
                                    --------------------------------        --------------------------------
                                      2005        2004       Change           2005        2004       Change
                                    --------    --------    --------        --------    --------    --------
Net premiums earned                 $  455.2    $  428.8        6.2%        $1,805.2    $1,623.0        11.2%
Net investment income                   52.2        48.2        8.3            197.0       183.4         7.4
Pretax operating income             $   91.1    $   88.0        3.5%        $  350.0    $  333.0         5.1%
                                    ========    ========    ========        ========    ========    =========

Claims ratio                           66.1%       65.7%                       66.9%       65.9%
Expense ratio                          25.3        24.9                        24.6        24.8
                                    --------    --------                    --------    --------
  Composite ratio                      91.4%       90.6%                       91.5%       90.7%
                                    ========    ========                    ========    ========

General Insurance earned premiums continued to reflect the positive pricing and risk selection changes effected during the past few years, as well as additional business produced in an environment marked by reasonably stable underwriting discipline on the part of many competitors. Underwriting results in the latest quarter and year benefited from relatively stable overall claims ratios, and firm production and administrative expense control. Claim costs attributable to hurricane damages added less than one percentage point to 2005's composite ratio. The composite underwriting ratio represents the most widely accepted indicator of underwriting performance in the industry, and Old Republic has now registered a favorable general insurance composite ratio below 100 percent for 15 consecutive quarters. The increase in general insurance pretax income in the final quarter and twelve months of 2005 was mostly due to rising net investment income.

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
Old Republic International Corporation
Add 3

Mortgage Guaranty Results

Old Republic's Mortgage Guaranty Group performed within expectations for 2005. Key indicators of this segment's performance follow:

                                                                 ($ in millions)
                                    ------------------------------------------------------------------------
                                             Quarters Ended                           Years Ended
                                              December 31,                            December 31,
                                    --------------------------------        --------------------------------
                                      2005        2004       Change           2005        2004       Change
                                    --------    --------    --------        --------    --------    --------
Net premiums earned                 $  107.9    $  101.6        6.2%        $  429.5    $  403.2        6.5%
Net investment income                   17.8        17.4        2.3             70.1        67.7        3.5
Pretax operating income             $   55.2    $   53.8        2.6%        $  243.7    $  224.5        8.6%
                                    ========    ========    ========        ========    ========    ========

Claims ratio                           42.5%       38.9%                       37.2%       35.5%
Expense ratio                          22.8        25.3                        22.4        25.6
                                    --------    --------                    --------    --------
  Composite ratio                      65.3%       64.2%                       59.6%       61.1%
                                    ========    ========                    ========    ========

For both the final quarter and twelve months of 2005, Old Republic's Mortgage Guaranty segment reflected moderate operating income growth mainly from its underwriting/service functions. Net premiums earned rose by mid-single digits principally due to bulk business growth as well as a higher average premium rate on traditional primary business production. The composite underwriting ratios for 2005 periods were stable to moderately lower for the year in comparison to the same periods of 2004 due to a decline in the sales and operating expense component.

Title Insurance Results

Old Republic's Title Insurance segment turned in much improved results in both the final quarter and twelve-month period of 2005. Key indicators of that performance follow:

                                                                 ($ in millions)
                                    ------------------------------------------------------------------------
                                             Quarters Ended                           Years Ended
                                              December 31,                            December 31,
                                    --------------------------------        --------------------------------
                                      2005        2004       Change           2005        2004       Change
                                    --------    --------    --------        --------    --------    --------
Net premiums and
  fees earned                       $  306.2    $  265.3       15.4%        $1,081.8    $1,025.2        5.5%
Net investment income                    6.8         6.5        4.5             26.0        25.5        1.7
Pretax operating income (loss)      $   22.3    $   (2.8)     870.7%        $   88.7    $   62.5       41.9%
                                    ========    ========    ========        ========    ========    ========

Claims ratio                            6.2%        5.9%                        6.0%        5.8%
Expense ratio                          88.8        97.6                        88.2        90.5
                                    --------    --------                    --------    --------
  Composite ratio                      95.0%      103.5%                       94.2%       96.3%
                                    ========    ========                    ========    ========

During 2005, housing and mortgage lending trends were relatively uneven in many parts of the nation. Net premiums and fees earned by Old Republic's Title Insurance group reflected this environment. Year over year the Group's premium and fee revenues were down by 1 percent in the first quarter, down by 2.6 percent in the second quarter, up by nearly 10 percent in the third quarter, and up by 15.4 percent in the final quarter of the year. Pretax operating earnings

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Old Republic International Corporation
Add 4

for this segment generally followed these quarterly revenue patterns. While the claims ratio was relatively stable for each quarterly period of 2005, the expense component of the ratio was impacted favorably by expense control efforts and by production and other costs that rose at a slower pace than revenues. As previously noted, both fourth quarter and full year 2005 comparisons with 2004 benefited from the absence of $22.2 million in litigation settlement costs incurred by Title operations in the final quarter of 2004.

Corporate and Other Operations

Combined results for Old Republic's small life and health insurance business and corporate services reflected a pretax operating deficit of $0.1 million and pretax operating income of $2.3 million for all of 2005 and the fourth quarter of the year, respectively. For the same periods of 2004, the operating deficits amounted to $17.2 million and $11.0 million, respectively. Results for 2005 are reflective of holding company expenses and debt service costs, net internal services costs, income on short-term investment holdings, and higher earnings from Old Republic's small book of life and accident and health business. As previously noted, fourth quarter and full year 2004 results for these combined operations were penalized by a $10.5 million charge for previously deferred term life acquisition costs.

Cash, Invested Assets and Shareholders' Equity

The following table shows the growth in consolidated cash and invested assets and shareholders' equity, along with the related per share amounts as of the dates shown:

                                           ($ in millions, except share data)
                                        ----------------------------------------
                                             December 31,
                                        ---------------------
                                          2005         2004        Change
                                        --------     --------     --------
Cash and invested assets:
       Total                            $7,939.9     $7,519.5        5.6%
       Per share                           34.59        32.95        5.0

Shareholders' equity:
       Total: as reported                4,024.0      3,865.6        4.1
              at cost                    3,973.9      3,695.0        7.5
       Per Share: as reported              17.53        16.94        3.5
                  at cost               $  17.31     $  16.19        6.9%
                                        ========     ========     ========
 Total Annual Return (*)
       Book Return                         11.2%        10.8%
       Market Return                       10.3%         1.8%
                                        ========     ========

(*) Total book return represents the sum of each year's dividend yield as a percentage of book value per share at the beginning of the year, plus the year's percentage change in such book value. Total market return represents the sum of the annual percentage change in the closing price per share and each year's cash dividend as a percentage of the closing price at the preceding year-end.

Consolidated operating cash flow amounted to $880.0 million in 2005 versus $828.3 million for the preceding year. Each of the Company's major segments registered positive operating cash flow for 2005 and 2004.

Old Republic's high quality investment portfolio reflects a current allocation of approximately 88 percent in fixed-income investments and 7 percent in equities. As has been the case for many years, it contains little or no exposure

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
Old Republic International Corporation
Add 5

to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans. The rise in the shareholders' equity account for 2005 resulted mostly from earnings retained in excess of cash dividends paid to shareholders, and from changes in unrealized securities gains or losses. Equity per share as reported is inclusive of unrealized gains or losses on investments whereas cost basis amounts are exclusive of such gains and losses.

Fourth Quarter Special Cash and Stock Dividends

On December 8, 2005, the Board of Directors approved the payment of a special year-end cash dividend of 80 cents per share of common stock. Together with the previously declared regular quarterly cash dividends aggregating 51 cents per share for the year, the special dividend brought the total 2005 payout to $1.31 per share. On the same date, the Directors also declared a 25 percent stock dividend in the form of a 5-for-4 stock split on the Company's outstanding common stock. The additional shares have increased the total common shares outstanding to approximately 229.5 million shares as of December 31, 2005.

Old Republic has paid regular cash dividends without interruption for the past 64 years. According to the Fall 2005 edition of Mergent's Dividend Achievers, the Company is just one of 127 businesses from among 10,000-plus publicly held American corporations that have posted at least 23 consecutive years of annual dividend increases through 2005.

Conference Call Information

Old Republic has scheduled a conference call today at 2:00 p.m. Central Time to discuss its 2005 performance and related trends in its business. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $11.5 billion and shareholders' equity of $4.0 billion or $17.53 per share. Its current stock market valuation is approximately $4.7 billion, or $20.72 per share.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in

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Old Republic International Corporation
Add 6

conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Additionally, mortgage guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

          For the latest news releases and other corporate documents on
                     Old Republic International Corporation
                           Visit: www.oldrepublic.com
                           Financial Tables Follow....




                                     -more-

Old Republic International Corporation
Add 7

                                                Old Republic International Corporation
                                                        FINANCIAL HIGHLIGHTS (*)
                                                  ($ in Millions, Except Share Data)
------------------------------------------------------------------------------------------------------------------------------------

                                                 Quarters Ended                                     Years Ended
                                                   December 31,                                     December 31,
                                        ---------------------------------               ----------------------------------
                                             2005              2004         Change           2005               2004         Change
                                        -------------------------------------------     --------------------------------------------
NET INCOME:
  Total                                         $143.1            $100.4     42.5%               $551.4            $435.0     26.8%
                                        ===============   ===============               ================   ===============
  Per Share: Basic                               $0.62             $0.44     40.9%                $2.40             $1.91     25.7%
                                        ===============   ===============               ================   ===============
             Diluted                             $0.61             $0.43     41.9%                $2.37             $1.89     25.4%
                                        ===============   ===============               ================   ===============


Average number of shares outstanding:
             Basic                         229,511,029       228,195,623                    229,487,273        228,177,278
                                        ===============   ===============               ================   ================
             Diluted                       232,587,552       230,943,065                    232,108,491        230,759,540
                                        ===============   ===============               ================   ================

------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
------------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net operating income                           $0.51              $0.37    37.8%                $2.22              $1.77    25.4%
  Realized investment gains                       0.11               0.07                          0.18               0.14
                                        ---------------   ----------------              ----------------   ----------------
    Net income                                   $0.62              $0.44    40.9%                $2.40              $1.91    25.7%
                                        ===============   ================              ================   ================
 Diluted Earnings:
  Net operating income                           $0.50              $0.36    38.9%                $2.19              $1.75    25.1%
  Realized investment gains                       0.11               0.07                          0.18               0.14
                                        ---------------   ----------------              ----------------   ----------------
    Net income                                   $0.61              $0.43    41.9%                $2.37              $1.89    25.4%
                                        ===============   ================              ================   ================

------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION SUMMARY:
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    December 31,
                                                                                        -----------------------------------
                                                                                              2005               2004
                                                                                        ----------------   ----------------
Assets:
  Cash and fixed maturity securities                                                           $7,221.1           $6,905.2
  Equity securities                                                                               552.4              459.0
  Other invested assets                                                                           166.3              155.2
  Accounts and premiums receivable                                                                803.4              590.1
  Reinsurance balances recoverable                                                              2,167.2            1,846.5
  Sundry assets                                                                                   632.5              614.5
                                                                                        ----------------   ----------------
      Total                                                                                   $11,543.2          $10,570.8
                                                                                        ================   ================

Liabilities and Shareholders' Equity:
  Policy liabilities                                                                           $1,228.1           $1,079.1
  Benefit and claim reserves                                                                    4,939.8            4,403.5
  Federal income tax payable: current                                                             129.3                8.4
                              deferred                                                            421.6              554.5
  Debt                                                                                            142.7              143.0
  Sundry liabilities                                                                              657.4              516.5
  Shareholders' equity                                                                          4,024.0            3,865.6
                                                                                        ----------------   ----------------
       Total                                                                                  $11,543.2          $10,570.8
                                                                                        ================   ================

Number of shares outstanding                                                                229,575,404        228,204,431
                                                                                        ================   ================

------------------------------------------------------------------------------------------------------------------------------------

(*) Per share data reflect adjustments for the 25% stock dividend issued in December 2005.



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Old Republic International Corporation
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
                                                Old Republic International Corporation
                                                     SEGMENTED OPERATING SUMMARY
                                                          ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                   Net                                                                                     Pretax
                Premiums       Net                                                Sales                   Operating     Composite
                 & Fees     Investment     Other      Operating     Benefits     & Other        Total      Income     Underwriting
  Segment        Earned       Income       Income     Revenues      & Claims     Expenses     Expenses     (Loss)        Ratios
------------  ------------  -----------  ----------  -----------  ------------  -----------  ----------  -----------  -------------
Quarter Ended December 31, 2005
-------------------------------
General            $455.2        $52.2        $3.5       $511.1        $301.0       $118.9      $419.9        $91.1          91.4%
Mortgage            107.9         17.8         3.6        129.4          45.9         28.2        74.1         55.2          65.3%
Title               306.2          6.8         0.1        313.2          18.9        272.0       290.9         22.3          95.0%
Other                16.9          3.7        10.9         31.7           7.7         21.6        29.3          2.3           ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated       $886.4        $80.7       $18.3       $985.5        $373.6       $440.8      $814.4       $171.0          89.5%
              ======================================================================================================  =============

Quarter Ended December 31, 2004
-------------------------------
General            $428.8        $48.2        $3.7       $480.7        $281.7       $110.9      $392.7        $88.0          90.6%
Mortgage            101.6         17.4         4.0        123.2          39.5         29.8        69.3         53.8          64.2%
Title               265.3          6.5         0.1        272.0          15.6        259.3       274.9         (2.8)        103.5%
Other                16.4          3.9         0.1         20.5           8.2         23.2        31.5        (11.0)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated       $812.3        $76.2        $8.0       $896.6        $345.2       $423.4      $768.6       $128.0          92.8%
              ======================================================================================================  =============

------------------------------------------------------------------------------------------------------------------------------------

Year Ended December 31, 2005
----------------------------
General          $1,805.2       $197.0       $15.3     $2,017.6      $1,206.8       $460.7    $1,667.5       $350.0          91.5%
Mortgage            429.5         70.1        16.4        516.0         159.7        112.5       272.2        243.7          59.6%
Title             1,081.8         26.0         0.7      1,108.6          64.8        955.0     1,019.8         88.7          94.2%
Other                70.3         16.9        11.3         98.6          34.0         64.7        98.7         (0.1)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated     $3,386.9       $310.1       $43.9     $3,741.0      $1,465.4     $1,593.0    $3,058.5       $682.4          88.5%
              ======================================================================================================  =============

Year Ended December 31, 2004
----------------------------
General          $1,623.0       $183.4       $16.0     $1,822.5      $1,069.5       $419.9    $1,489.5       $333.0          90.7%
Mortgage            403.2         67.7        18.9        489.9         143.2        122.1       265.3        224.5          61.1%
Title             1,025.2         25.5         0.9      1,051.8          59.7        929.5       989.2         62.5          96.3%
Other                64.6         14.0         0.7         79.3          35.4         61.1        96.6        (17.2)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated     $3,116.1       $290.8       $36.7     $3,443.7      $1,307.9     $1,532.7    $2,840.7       $602.9          89.3%
              ======================================================================================================  =============

------------------------------------------------------------------------------------------------------------------------------------
























                                     -more-

Old Republic International Corporation
Add 9

                                               Old Republic International Corporation
                                                   SEGMENTED OPERATING STATISTICS
                                                         ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                                                Quarters Ended                               Years Ended
                                                                 December 31,                                December 31,
                                                       ---------------------------------           ---------------------------------
                                                            2005              2004                      2005              2004
                                                       ---------------------------------           ---------------------------------
General Insurance:
  Benefits and claims ratio                                     66.1%             65.7%                     66.9%             65.9%
  Expense ratio                                                 25.3%             24.9%                     24.6%             24.8%
                                                       ---------------   ---------------           ---------------   ---------------
    Composite ratio                                             91.4%             90.6%                     91.5%             90.7%
                                                       ===============   ===============           ===============   ===============

  Paid loss ratio                                               59.8%             55.3%                     53.4%             52.1%
                                                       ===============   ===============           ===============   ===============


Mortgage Guaranty:
  New insurance written: Traditional Primary                 $4,968.9          $5,668.7                 $20,554.5         $24,749.4
                         Bulk                                 2,478.3           1,351.6                   9,944.3           4,487.8
                         Other                                  435.0             523.5                     498.2           7,324.7
                                                       ---------------   ---------------           ---------------   ---------------
                         Total                               $7,882.3          $7,544.0                 $30,997.1         $36,562.0
                                                       ===============   ===============           ===============   ===============

  Net risk in force: Traditional Primary                                                                $14,711.2         $15,452.2
                     Bulk                                                                                 1,758.8             834.8
                     Other                                                                                  586.1             580.9
                                                                                                   ---------------   ---------------
                     Total                                                                              $17,056.2         $16,868.0
                                                                                                   ===============   ===============

  Earned premiums: Direct                                      $128.3            $122.7                    $508.0            $483.6
                                                       ===============   ===============           ===============   ===============
                   Net                                         $107.9            $101.6                    $429.5            $403.2
                                                       ===============   ===============           ===============   ===============

  Persistency/Traditional Primary                                                                           65.5%             64.5%
                                                                                                   ===============   ===============

  Delinquency ratio: Traditional Primary                                                                    4.67%             4.11%
                                                                                                   ===============   ===============
                     Bulk                                                                                   3.67%             4.59%
                                                                                                   ===============   ===============

  Claims ratio                                                  42.5%             38.9%                     37.2%             35.5%
  Expense ratio                                                 22.8%             25.3%                     22.4%             25.6%
                                                       ---------------   ---------------           ---------------   ---------------
    Composite ratio                                             65.3%             64.2%                     59.6%             61.1%
                                                       ===============   ===============           ===============   ===============

  Paid loss ratio                                               35.3%             32.8%                     33.7%             30.7%
                                                       ===============   ===============           ===============   ===============


Title Insurance:
  Direct orders opened                                         83,133            90,301                   394,094           405,487
                                                       ===============   ===============           ===============   ===============
  Direct orders closed                                         74,600            79,891                   328,239           341,355
                                                       ===============   ===============           ===============   ===============

  Claims ratio                                                   6.2%              5.9%                      6.0%              5.8%
  Expense ratio                                                 88.8%             97.6%                     88.2%             90.5%
                                                       ---------------   ---------------           ---------------   ---------------
    Composite ratio                                             95.0%            103.5%                     94.2%             96.3%
                                                       ===============   ===============           ===============   ===============

  Paid loss ratio                                                3.2%              5.6%                      4.3%              4.1%
                                                       ===============   ===============           ===============   ===============





                                      -30-